FORM OF LEASE AGREEMENT

This lease agreement (the “Lease”) is entered into on [ ], 2010, between Vishay Intertechnology, Inc. (“Lessor”), a Delaware corporation, having its principal place of business at 63 Lancaster Avenue, Malvern, Pennsylvania, and Vishay Precision Group, Inc. (“Lessee”), a Delaware corporation, having its principal place of business at _________________________, Pennsylvania.

RECITALS

The parties recite and declare:

A. Lessor is the sole owner of an industrial facility, described below, a portion of which it desires to lease to Lessee (the “Industrial Facility”).

B. Lessee is a corporation that desires and is empowered to lease from Lessor a portion of the Industrial Facility.

C. The parties desire to enter into this Lease to define their respective rights, duties, and liabilities concerning this Lease.

In consideration of the mutual covenants contained in this Lease, the parties agree as follows:

SECTION ONE

A. Lessor leases to Lessee that portion of Lessor’s Industrial Facility located at 63 Lancaster Avenue, Malvern, Pennsylvania, described on Schedule A annexed hereto and made a part hereof (the “Leased Premises”). In addition to the Leased Premises, Lessee and its invitees shall have the non-exclusive right to use, in common with Lessor and other tenants, those applicable areas within the Industrial Facility, including the entrances, roads, driveways, public and fire stairways, sidewalks, exterior ramps and other similar areas which enable Lessee to obtain full use and enjoyment of the Leased Premises for all customary purposes.

B. The Leased Premises will be leased in “as is” condition and used by Lessee solely for the purpose of conducting quality assurance activities and operating demo-kit laboratories in accordance with the terms of this Lease.

SECTION TWO

The term of the Lease shall be for a period of five (5) years (the “Term”), commencing [__________] (the “Commencement Day”), provided Lessee shall have the right, without penalty or liability, to terminate this Lease for any reason or no reason prior to the scheduled expiration of the Term upon not less than thirty (30) days’ prior written notice to Lessor.

SECTION THREE

Lessee shall pay an annual rent of $73,704 (Seventy Three Thousand Seven Hundred and Four Dollars) (“Rent”) during the Term of this Lease for the Leased Premises. All payments of Rent shall be payable by Lessee in equal monthly installments of $6,142 (Six Thousand One Hundred and Forty Two Dollars) in advance on the first day of each calendar month. Rent for any partial calendar months included in the Term shall be prorated on a per diem basis. Except as expressly set forth to the contrary herein, Lessee shall not be obligated to pay any sum in addition to Rent to Lessor on account of Lessee’s occupancy of the Leased Premises, the parties intending this Lease to be a “gross lease”.

Rent payable by Lessee pursuant to this Lease includes all expenses for water, HVAC, electricity, trash collection, sewer, plumbing, all other utilities reasonably consumed in the Leased Premises, two phone lines, Real Property Taxes (as defined below) and, except to the extent caused by the negligence or willful misconduct of Lessee, maintenance, repair and replacement of the Leased Premises including security services. As used herein, the term “Real Property Taxes” shall be deemed to mean the aggregate amount of all taxes and assessments directly levied, assessed or imposed upon the Leased Premises, its land and improvements.

SECTION FOUR

A. Lessee has examined and knows the condition of the Leased Premises and accepts the Leased Premises in good condition and working order. Lessee acknowledges that no representations as to the repair of the Leased Premises or promises to alter, remodel, or improve the Leased Premises have been made by Lessor.

B. Lessee shall not hold Lessor liable for any latent or non latent defects on the Leased Premises.

SECTION FIVE

A. Lessee shall maintain the Leased Premises in a clean and operational condition and, subject to the provisions of Section 10(C), repair at Lessee’s sole cost all damages to the Leased Premises occasioned by the fault or negligence of Lessee or its agents or employees.

B. Except for Lessee’s obligations set forth in Section Five(A) above, Lessor shall be responsible at Lessor’s sole cost and expense for all maintenance, repairs and replacements to the Leased Premises and the Industrial Facility. Upon not less than one (1) business day’s notice to Lessee, Lessor may enter the Leased Premises at any and all reasonable hours to inspect the Leased Premises and to perform Lessor’s obligations under this Lease. In connection with any such entry, Lessor shall use reasonable efforts to minimize any interference with the use of the Leased Premises by Lessee.

C. Lessor shall furnish all of the following services to the Leased Premises twenty four (24) hours per day, seven (7) days per week: (i) heat, air conditioning and water required for the occupancy of the Leased Premises, (ii) access to the Leased Premises and the Industrial Facility, including elevators if applicable, (iii) snow and ice removal, (iv) janitorial services to the Leased Premises Monday through Friday, (v) electricity adequate for Lessee’s use of the Leased Premises and the Industrial Facility, and (vi) such other services typical for an industrial building similar to the Industrial Facility.

SECTION SIX

Lessee shall obtain the written approval of Lessor, not to be unreasonably withheld, conditioned or delayed, prior to making any alterations or modifications to the Leased Premises. All approved and completed alterations or modifications shall become part of the Leased Premises and title to such alterations and modifications shall vest in Lessor. The alterations or modifications undertaken by Lessee shall be performed and completed in a good and workmanlike manner.

Upon the expiration of the tenancy hereby created, if Lessor so requires in writing at the time of its approval, Lessee shall promptly remove at its sole cost any alterations, additions, improvements and fixtures other than trade fixtures placed in the Leased Premises by Lessee and designated in said request, and repair any damage occasioned by such removal at Lessee’s expense. Notwithstanding the foregoing, Lessee may install any necessary trade fixtures, equipment and furniture in the Leased Premises without Lessor’s written approval and all such items shall remain the property of Lessee during and after the Term.

SECTION SEVEN

A. Lessee shall not use the Leased Premises for any unlawful or immoral purpose and shall not conduct any activity in the Leased Premises that could reasonably be expected to increase the possibility of fire or any other hazard or materially increase the rate of insurance on the Leased Premises or the Industrial Facility. Lessee further covenants that it will not create, maintain or permit a nuisance in or on the Leased Premises. Lessee further agrees to keep the Leased Premises clean and reasonably free from rubbish and dirt at all times, and shall store all trash within the areas designated by Lessor at the Leased Premises and will make the same available for regular pick-up. Lessee will not burn any trash or garbage at any time in or about the Industrial Facility.

B. Lessee, at Lessee’s sole cost and expense, shall promptly comply with the laws, ordinances and regulations regarding Lessee’s particular use of the Leased Premises. Lessor, at Lessor’s sole cost and expense, shall promptly comply with all laws, ordinances and regulations applicable to the Leased Premises and the Industrial Facility except for compliance that is Lessee’s responsibility pursuant to the previous sentence.

C. Lessee shall not cause any Hazardous Materials to be released, brought upon, stored, produced, emitted, disposed of or used upon, about or beneath the Leased Premises by Lessee, its agents, employees, contractors or invitees in violation of Environmental Laws. As used herein, the term “Hazardous Materials” shall mean any substance or condition (including mold) that could pose a threat to human health and any flammable, explosive or radioactive materials, asbestos, formaldehyde foam insulation, polychlorinated biphenyls, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.) (collectively, “Environmental Laws”).

SECTION EIGHT

Except as otherwise provided in this Lease, Lessee agrees that it will not pledge, loan, mortgage, or attempt in any other manner to dispose of its interest in the Leased Premises or to voluntarily permit any liens, encumbrances, or legal process to be incurred or levied on the Leased Premises.

SECTION NINE

A. Lessee shall not assign its rights and duties under this Lease or sublease the demised Leased Premises or any part of the demised Leased Premises.

B. Lessor, at any time and from time to time, may make an assignment of its interest in this Lease, the Leased Premises or the Industrial Facility and in the event of such assignment and the assumption by the assignee of the covenants and agreements to be performed hereunder by Lessor, Lessor shall be released from any and all liability hereunder.

SECTION TEN

A. Except for negligent or willful acts or omissions of Lessor, its agents, contractors, servants and employees (collectively, “Lessor Parties”) and subject to the provisions of Section 10(C), Lessee agrees to indemnify and save Lessor Parties harmless from and against any and all claims, demands, damages, costs and expenses, including reasonable attorneys’ fees (collectively, “Loss and Expense”), arising from or in connection with the Leased Premises. Except for negligent or willful acts or omissions of Lessee, its agents, contractors, servants or employees (collectively, “Lessee Parties”) and subject to the provisions of Section 10(C), Lessor agrees to indemnify and save Lessee Parties harmless from and against any and all Loss and Expense arising from any failure by Lessor to perform any of the terms, covenants or conditions of this Lease on Lessor’s part to be performed or the negligence or willful misconduct of Lessor Parties. The provisions of this Section Ten shall survive the termination or earlier expiration of this Lease.

B. Lessee will, at its own expense, maintain a policy or policies of comprehensive general liability insurance which will include coverage for theft with respect to the respective property and activities in the Leased Premises with the premiums thereon fully paid on or before due date, issued by and binding upon a reputable insurance company, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Lessor shall be listed as an additional insured on Lessee's policy or policies of comprehensive general liability insurance, and Lessee shall provide Lessor with current certificates of insurance evidencing Lessee's compliance with this Section. Lessee shall obtain the agreement of Lessee's insurers to endeavor to notify Lessor that a policy is due to expire at least (10) days prior to such expiration. Lessor shall only be required to maintain its standard insurance for the building of the Leased Premises.

C. Lessor and Lessee each hereby release the other, its officers, directors, employees and agents, from liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered (or required under this Lease to be covered) by valid and collectible insurance, even if such loss or damage shall have been caused by fault of negligence of the other party, or anyone for whom such party may be responsible. Lessor and Lessee each agree that any insurance policies carried by either party covering the Leased Premises or their contents will include a waiver of the insurer’s right of subrogation against the other party during the Term.

SECTION ELEVEN

A. Lessee shall not be deemed to be in default hereunder unless an Event of Default, as hereinafter defined, has occurred. The following shall constitute events of default by Lessee hereunder (each, an “Event of Default”):

     i. Failure to pay the Rent or any other sum of money required to be paid by Lessee hereunder when due and continuance of such failure for five (5) days after notice from Lessor to Lessee; or

     ii. Failure to comply with or perform any of the other terms, covenants, conditions or agreements to be complied with or performed by Lessee and continuance of such failure for thirty (30) days after notice from Lessor to Lessee, or, if the failure is of such a character as cannot reasonably be cured within thirty (30) days, failure to initiate within said thirty (30) day period such action as reasonably can be taken toward curing the same and/or failure to prosecute such action as promptly as is reasonably practicable after said action is initiated.

B. Following the occurrence of an Event of Default hereunder, Lessor shall have the right to:

(1) reenter and regain possession of the Leased Premises upon ten (10) days prior written notice to Lessee, remove any property of Lessee found on the Leased Premises, perform such maintenance and repairs as may be reasonably required, and relet the Leased Premises upon commercially reasonable terms, provided all consideration received by Lessor as a result of such reletting shall be for the account of Lessee. Reentry shall not release Lessee from the obligation to make payments of Rent or other amounts due pursuant to this Lease, including Lessor’s reasonable and actual expenses incurred in preparing the Leased Premises for reletting; or

(2) terminate this Lease, such termination to be effective ten (10) days following receipt by Lessee of written notice of Lessor’s intention to terminate this Lease but Lessee shall remain liable for all its outstanding obligations pursuant to this Lease prior to the effective date of such termination.

C. If at any time during the term of this Lease (a) Lessee shall file in any court a petition of bankruptcy or insolvency or for reorganization, or for arrangement or for the appointment of a receiver or trustee of all of all or portion of Lessee’s property; or (b) an involuntary petition of any kind shall be filed against Lessee, and such petition shall not be vacated or withdrawn within sixty (60) days after the date of filing thereof; or (c) if Lessee shall make an assignment for the benefit of creditors; or (d) if the Lessee shall be adjudicated a bankrupt; or (e) a receiver shall be appointed for the property of Lessee by order of a court of competent jurisdiction (except where such receiver shall be appointed in an involuntary proceeding, if he shall not be withdrawn within sixty (60) days from the date of the appointment), Lessee’s right to possession hereunder shall terminate ipso facto upon the happening of any one of such events, and Lessee shall then quit and surrender the Leased Premises to Lessor, but Lessee shall remain liable for all its outstanding obligations pursuant to this Lease.

D. In the event of any Event of Default hereunder by Lessee, Lessor may immediately or at any time thereafter, upon five (5) days prior written notice to Lessee and provided such Event of Default remains uncured, cure such breach for the account and at the expense of Lessee.

SECTION TWELVE

Lessee shall surrender the Leased Premises (including all keys thereto) to Lessor on the expiration or termination of this Lease. At the time of surrender, the Leased Premises shall be in the same condition as on the Commencement Day, normal wear and tear, casualty, condemnation and acts of Lessor excepted. If the Leased Premises are not surrendered at the end of the Term or the sooner termination thereof, (i) Lessee shall be deemed to be occupying the Leased Premises as a tenant from month to month, at a monthly Rent equal to twice the Rent payable during the last month of the Term, and (ii) Lessee shall indemnify Lessor against loss or liability resulting from Lessee’s delay in so surrendering the Leased Premises and first arising or accruing on or after sixty (60) days following the expiration or termination of this Lease, excluding consequential, indirect, punitive and special damages.

SECTION THIRTEEN

Lessee agrees that this Lease shall be subordinate to any mortgages or deeds of trust that may hereafter be placed upon the Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof provided that any such mortgagee or trustee thereunder agrees to recognize Lessee’s rights hereunder and to not disturb Lessee’s use and occupancy of the Leased Premises. Lessee shall execute and deliver any commercially reasonable instruments as may be required to confirm the provisions of this Section 13.

SECTION FOURTEEN

A. It is agreed that this Lease shall be governed by, construed, and enforced exclusively in accordance with the laws of the Commonwealth of Pennsylvania.

B. LESSOR AND LESSEE EXPRESSLY WAIVE TRIAL BY JURY IN ANY COURT WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR CROSS-CLAIM AGAINST THE OTHER ARISING OUT OF OR CONNECTED IN ANY WAY TO THIS LEASE.

C. Unenforceability of any provision contained in this Lease shall not affect or impair the validity of any other provision of this Lease.

D. Waiver by either party of any breach of any covenant or duty of the other party under this Lease shall not be deemed to be a waiver of a breach of any covenant or duty of the other party, or of any subsequent breach of the same covenant or duty.

E. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

F. The various rights and remedies contained in this Lease shall not be considered as exclusive of any other right or remedy, but shall be construed as cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity, or by statute.

G. This Lease shall constitute the entire agreement between the parties. Any prior understanding or representation of any kind preceding the date of this Lease shall not be binding upon either party except to the extent incorporated in this Lease.

H. Any modification of this Lease or additional obligation assumed by either party in connection with this Lease shall be binding only if evidenced in a writing signed by each party.

I. Any notice required or permitted under this Lease shall be in writing, sent by a reputable private carrier of overnight mail or mailed by United States Certified Mail, Return Receipt Requested, postage prepaid, in each case to the address set forth below:

If to Lessee:	If to Lessor:

Either Lessor or Lessee may, by notice to the other, change the address(es) to which notices are to be sent. All notices shall be deemed effective upon receipt or upon refusal to accept delivery.

J. This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their executors, administrators, successors and permitted assigns.

K. Lessee shall have the right to use ______ parking spaces located _______________.

L. Lessee represents that the undersigned individual has been duly authorized to execute this Lease on behalf of Lessee and that the execution and consummation of this Lease by Lessee does not and shall not violate any provision of any bylaws, certificate of incorporation, partnership or agreement, or other agreement, order, judgment, governmental regulation or any other obligations to which Lessee is a party or is subject. Lessor represents that the undersigned individual has been duly authorized to execute this Lease on behalf of Lessor and that the execution and consummation of this Lease by Lessor does not and shall not violate any provision of any bylaws, certificate of incorporation, partnership or agreement, or other agreement, order, judgment, governmental regulation or any other obligations to which Lessor is a party or is subject.

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     IN WITNESS WHEREOF the parties have executed this Lease in duplicate originals upon the dates indicated below.

VISHAY INTERTECHNOLOGY, INC.

By:
Printed Name:
Title:
Date:

VISHAY PRECISION GROUP, INC.

By:
Printed Name:
Title:
Date:

SCHEDULE A

LEASED
PREMISES